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                                                          [K&S DRAFT - 10/28/96]







                  TRIANGLE PHARMACEUTICALS, INC.









                           COMMON STOCK
                        ($0.001 Par Value)






               INTERNATIONAL UNDERWRITING AGREEMENT




                         October 31, 1996

               INTERNATIONAL UNDERWRITING AGREEMENT

                       November     , 1996

Dillon, Read & Co. Inc.
Bear, Stearns International Limited
ING Baring Securities Limited
    as representatives (the "International Representatives") of the several underwriters listed on Schedule A hereto

c/o Dillon, Read & Co. Inc.
    535 Madison Avenue
    New York, New York l0022

Ladies and Gentlemen:

         Triangle Pharmaceuticals, Inc., a Delaware corporation (the
"Company"), proposes to sell to the several underwriters named in Schedule A (the "Underwriters") an aggregate of 800,000 shares (the "International Shares") of Common Stock, par value $0.001 per share (the "Common Stock"), of the Company. The International Shares are described in the Prospectus that is referred to below.

         It is understood and agreed to by all parties that the Company is concurrently entering into an underwriting agreement (the "U.S. Underwriting Agreement") providing for the sale by the Company of an aggregate of 3,200,000 shares of Common Stock (the "U.S. Firm Shares" and, together with the International Shares, the "Firm Shares"), and the granting of an over-allotment option with respect to up to an aggregate of 600,000 additional shares thereunder (the "Additional Shares" and, together with the U.S. Firm Shares, the "U.S. Shares"), through certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Dillon Read & Co. Inc. and Bear, Stearns & Co. Inc. are acting as representatives (the "U.S. Representatives"). The U.S. Shares and the International Shares are collectively referred to herein as the "Shares". Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another.

         The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement Between U.S. and International Underwriters (the "Agreement Between U.S. and International Underwriters") that provides, among other things, for the transfer of shares of Common Stock between the two syndicates and for consultation by the International Representatives with the U.S. Representatives. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the International Shares and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for the outside front and back cover pages as included in the registration statement and amendments thereto.

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References herein to any Preliminary Prospectus or Prospectus (in each case as hereinafter defined), whether amended or supplemented, shall include both the international and U.S. versions thereof.

         In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares as defined above, to the "International Shares" shall be to the "U.S. Shares", to "this Agreement", "hereunder" or "hereof" (meaning therein in the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context otherwise may require) and to the "U.S. Representatives" (except where the International Representatives are already referred to or as the context may otherwise require) shall be to the addressees of this Agreement and, in general, all such provisions and defined terms shall be applied MUTATIS MUTANDIS as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

         The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act"), with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1, including prospectuses relating to the International Shares and the U.S. Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (collectively, the "Preliminary Prospectus"). Except where the context otherwise requires, the registration statement as in effect at the time of execution of this Agreement or, if the registration statement is not yet effective, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) or Rule 434(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act and, if applicable, any registration statement filed pursuant to Rule 462(b) under the Act, and any "term sheet" described in Rule 434(b) under the Act that is deemed to be a part of such registration statement pursuant to Rule 434(d) under the Act (a "Term Sheet"), is herein called the "Registration Statement", and the prospectus, any Term Sheet that, in addition to the related preliminary prospectus, constitutes a part thereof pursuant to Rule 434(a) under the Act and any prospectus required pursuant to Rule 434(b)(3) of the Act (the "Integrated Prospectus"), each in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act or, if none of such filings is required, in the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the "Prospectus". Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

         The Company and the Underwriters agree as follows:

                                2

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         1.   SALE AND PURCHASE.  On the basis of the representations and warranties and the other terms and conditions herein set forth, the Company agrees to sell to the respective Underwriters the International Shares and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of International Shares set forth opposite the name of such Underwriter on Schedule A, at a purchase price of $______ per Share. You may release the International Firm Shares for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine

         2. PAYMENT AND DELIVERY. Payment of the purchase price for the International Shares shall be made to the Company, at the Company's election (which shall be made in writing at least two business days prior to the time of purchase (as hereinafter defined)), by wire transfer to an account designated by the Company, or by certified or official bank check, in New York Clearing House funds, at the office of Dillon, Read & Co. Inc. in New York City, against delivery of the International Shares for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on November __, 1996 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section
8). The time at which such payment and delivery are actually made is called the "time of purchase". The International Shares shall be delivered in such name and in such denominations as you shall specify on the second business day(1) preceding the time of purchase.

          3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company makes to each of the Underwriters the same respective representations and warranties made by the Company in Section 3 of the U.S. Underwriting Agreement, which
Section is incorporated herein by reference.

          4. CERTAIN COVENANTS OF THE COMPANY. The Company makes to the Underwriters the same respective covenants made by the Company in Section 4 of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

          5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this (i) Agreement pursuant to the first two paragraphs of Section 8, (ii) the termination of this Agreement as a result of the failure of the closing of the purchase and sale of the U.S. Shares concurrently with the closing of the purchase and sale of the International Shares hereunder if such failure is a result of the termination of the U.S. Underwriting Agreement pursuant to the first two paragraphs of
Section 8 thereof or the default by one or more of the U.S. Underwriters in its or their respective obligations thereunder or (iii) the default by one or more of the Underwriters in its

_______________________
    (1) As used herein, "business day" shall mean a day on which the New York Stock Exchange is open for trading.

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or their respective obligations hereunder, the Company shall reimburse the
Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

          6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, the performance by the Company of its obligations hereunder and to conditions identical to those set forth in Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by reference.

          7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if neither Rule 430A nor Rule 434 under the Act is used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if either Rule 430A or Rule 434 under the Act is used, when the parties hereto have executed and delivered this Agreement.

          The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion if, at any time prior to the time of purchase, trading in securities generally on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a general banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in your judgment makes it impracticable to market the International Shares or the U.S. Shares.


          If you elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly by written notice transmitted by facsimile and confirmed by written notice sent by registered mail, return receipt requested.

          If the sale to the Underwriters of the International Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9).

          8. INCREASE IN UNDERWRITERS' COMMITMENTS. If any Underwriter shall default in its obligation to take up and pay for the International Shares to be purchased by it hereunder and if the number of International Shares that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of

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International Shares, the non-defaulting Underwriters shall take up and pay for
(in addition to the aggregate principal amount of International Shares they are obligated to purchase pursuant to Section 1) the number of International Shares agreed to be purchased by all such defaulting Underwriters as hereinafter provided. Such International Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such International Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of International Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

          Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any International Shares hereunder unless all of the International Shares are purchased by the Underwriters (or by substituted underwriters selected by you with the approval of the Company or selected by the Company with your approval).

          If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary change in the Registration Statement and the Prospectus our other documents may be effected.

          The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

          9.   INDEMNITY BY THE COMPANY AND THE UNDERWRITERS.

          (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, each person that controls any Underwriter within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Underwriter indemnified parties") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other reasonable expenses in connection with investigating, defending or settling any such action or claim) as they are incurred (and regardless of whether the Underwriter indemnified party is a party to the litigation, if any) that, jointly or severally, any such Underwriter indemnified party may incur under the Act, the Exchange Act, or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any Preliminary Prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of or are based upon any such untrue statement or alleged untrue statement contained in and in conformity with information with respect to any

Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use therein with reference to such Underwriter or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading; PROVIDED, HOWEVER, that the indemnity agreement with respect to any Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, to the extent and only to the extent that the delivery of the Prospectus (as so amended or supplemented) would have eliminated any such loss, claim, damage or liability. This indemnity agreement will be in addition to any liability the Company otherwise may have.

          (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party with respect to which indemnity may be sought against the Company pursuant to this Section 9, such Underwriter indemnified party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Underwriter indemnified party and payment of all fees and expenses. An Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been authorized in writing by the Company, (ii) the Company has failed promptly after receipt of such notice to assume the defense and employ counsel reasonably satisfactory to the Underwriter indemnified party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both one or more Underwriter indemnified parties and the Company, and such Underwriter indemnified parties shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified parties), in any of which events such fees and expenses shall be borne by the Company, and reimbursed as they are incurred (it being understood that the Company shall not be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriter indemnified parties in any one action or series of related transactions in the same jurisdiction). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there is a final judgment with respect thereto, the Company agrees to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (c) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, and any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively, the "Company indemnified parties") from and against any losses, claims, damages, judgments, liabilities and expenses to the same extent as the foregoing indemnity from the Company to the Underwriter indemnified parties, but only with respect to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use with respect to such Underwriter in the Registration Statement, any Preliminary Prospectus or the Prospectus. In case any action shall be brought against any Company indemnified party based on the Registration Statement, any Preliminary Prospectus or the Prospectus and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 9(c), such Underwriter shall have the rights and duties given to the Company by Section 9(b) (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof; PROVIDED that the fees and expenses of such separate counsel shall be at the expense of such Underwriter), and the Company indemnified parties shall have the rights and duties given to the Underwriter indemnified parties by Section 9(b).

          (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless any Underwriter indemnified party or any Company indemnified party, then the party required to indemnify such indemnified party under this Section 9, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, judgments, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation (even if the Underwriters were treated as one entity for such purpose) that does not take account of the equitable considerations referred to in this Section 9(d). Notwithstanding the provisions of this Section 9(d), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter indemnified party and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter indemnified party otherwise has been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and are not joint.

          The Company hereby acknowledges and agrees with the Underwriters that the statements set forth in the last paragraph on the cover page of the Prospectus, the paragraph in boldface type on the inside cover of the Prospectus relating to stabilization, the list of Underwriters and U.S. Underwriters under the caption "Underwriting" in the Prospectus and the statements relating to the selling concession and reallowance in the third paragraph below the tables under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Company in writing by the Underwriters expressly for use in the Registration statement, any Preliminary Prospectus or the Prospectus.

          (e)  The indemnity and contribution agreements contained in this
Section 9 and the representations, warranties and covenants of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party, and shall survive any termination of this Agreement or the issuance and delivery of the International Shares. Subject to the provisions of Section 9(b) and Section 9(c), the Company and each Underwriter agree promptly to notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the International Shares or in connection with the Registration Statement or the Prospectus.

          10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Dillon, Read & Co. Inc., 535 Madison Avenue, New York, New York 10022,
Attention: Syndicate Department; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company

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at Triangle Pharmaceuticals, Inc., 4 University Place, 4611 University Drive,
Durham, North Carolina 27707, Attention: Dr. David Barry.

          11. CONSTRUCTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

          12. PARTIES AT INTEREST. The agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, the Underwriter indemnified parties and the Company indemnified parties and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

          13. COUNTERPARTS. This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same agreement among the parties.

          If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

                                   Very truly yours,

                                   TRIANGLE PHARMACEUTICALS, INC.




                                   By:
                                      ---------------------------


Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A

DILLON, READ & CO. INC.
BEAR, STEARNS INTERNATIONAL LIMITED
ING BARING SECURITIES LIMITED

By:  DILLON, READ & CO. INC.


By:
   ----------------------------------
     Name:
     Title:
                                10

                            SCHEDULE A

Underwriters                                      Number of International Shares

Dillon, Read & Co. Inc..........................  [                            ]
Bear, Stearns International Limited..........     [                            ]
ING Baring Securities Limited.................... [                            ]

                                11